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                                                                     EXHIBIT 4.3

                                REDENVELOPE, INC.

        OMNIBUS AMENDMENT TO INVESTORS' RIGHTS AGREEMENT, RIGHT OF FIRST
               REFUSAL AND CO-SALE AGREEMENT AND VOTING AGREEMENT

         This Omnibus Amendment to Investors' Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement (this "Amendment") is made as of is made as of May 29, 2003 by and among RedEnvelope, Inc., a Delaware corporation (the "Company"), and the undersigned parties hereto. This Amendment amends the Company's Amended and Restated Investors' Rights Agreement (the "Rights Agreement"), Amended and Restated Right of First Refusal and Co-Sale Agreement (the "Co-Sale Agreement") and Amended and Restated Voting Agreement (the "Voting Agreement", and together with the Rights Agreement and the Co-Sale Agreement, the "Agreements") each dated as of April 17, 2002.

                                    RECITALS

         WHEREAS, the Company and the undersigned parties hereto wish to amend the Agreements as set forth below;

         WHEREAS, under Section 3.7 of the Rights Agreement, the Company may amend the Agreement as contemplated hereunder only with the written consent of the Company and the holders of a majority of the shares of Common Stock issuable or issued upon conversion of the Series B, Series C, Series D, Series E and Series F Preferred Stock;

         WHEREAS, under Section 3.5 of the Co-Sale Agreement, the Company may amend the Agreement as contemplated hereunder only with the written consent of the Company, the Founders (as defined in the Co-Sale Agreement) holding a majority of the Company Common Stock held, or issuable upon conversion of Preferred Stock held, by all Founders and the holders of a majority of the Series B, Series C, Series D, Series E and Series F Preferred Stock voting together (including any Common Stock then held by the such holders issued upon conversion of such Series B, Series C, Series D, Series E and Series F Preferred Stock);

         WHEREAS, under Section 2.6 of the Voting Agreement, the Company may amend the Agreement as contemplated hereunder only with the written consent of the Company and the holders of a majority of the Preferred Stock of the Company; and

         WHEREAS, the foregoing requirements will be satisfied by execution of this Amendment by the undersigned parties.

         NOW, THEREFORE, IT IS AGREED THAT:

1.       Amendments to Rights Agreement.

         1.1 Section 1.1(b) of the Rights Agreement is hereby amended by deleting such sub-section in its entirety and replacing it with the following:

         "(b)     The term "Registrable Securities" means (i) the shares of
         Common Stock issuable or issued upon conversion of the Company's Series B Preferred Stock, (ii) the shares of Common Stock issuable or issued upon conversion of the Company's Series C Preferred Stock, (iii) the shares of Common Stock issuable or issued upon conversion of the Company's Series D Preferred Stock, (iv) the shares of Common Stock issuable or issued upon conversion of the Company's

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         Series E Preferred Stock, (v) the shares of Common Stock issuable or issued upon conversion of the Company's Series F Preferred Stock (together with the Series B, the Series C, the Series D and the Series E Preferred Stock, the "Stock"), (vi) the shares of Common Stock issuable or issued upon conversion of the Company's Series A Preferred Stock (the "Founders' Stock"); provided, however, that for the purposes of Sections 1.2 and 1.12 hereof, the Founders' Stock shall not be deemed Registrable Securities and the Founders shall not be deemed Holders, (vii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock or the Founders' Stock, (viii) 209,104 shares of Common Stock issued or issuable upon exercise of outstanding warrants held by certain of the Prior Investors, issued in connection with the Series B Preferred Stock, (ix) 9,282 shares of Common Stock issued or issuable upon exercise of a warrant held by Comdisco, Inc., (x) 200,000 shares of Common Stock issued or issuable upon exercise of a warrant held by Lighthouse Capital Partners, (xi) the shares of Common Stock issuable or issued upon conversion of the Series F Preferred Stock issuable or issued upon exercise of a warrant dated as of April 17, 2002 held by Camelot Ventures LLC, (xii) the shares of Common Stock issuable or issued upon conversion of the Series F Preferred Stock issuable or issued upon exercise of a warrant dated as of September 6, 2002 held by Lighthouse Capital Partners, provided, however, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which such person's rights under this Agreement are not assigned. Notwithstanding the foregoing, shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale, or (C) the registration rights with respect to such securities have not terminated pursuant to Section 1.15;"

         1.2 Section 1.1(e) of the Rights Agreement is hereby amended by deleting such sub-section in its entirety and replacing it with the following:

         "(e)     The term "Qualified Public Offering" shall mean the Company's sale of its Common Stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, the public offering price of which is not less than (x) $0.80 per share, if such sale shall occur on or prior to October 15, 2003, or (y) $1.5952 per share, if such sale shall occur after October 15, 2003 (in either case, such minimum price adjusted to reflect subsequent stock dividends, stock splits, combinations, recapitalizations or the like) and which results in either case in aggregate cash proceeds to the Company of at least $20,000,000 (gross proceeds before deducting of underwriting discounts and commissions)."

         1.3 Section 2.4(d) of the Rights Agreement is hereby amended by deleting such sub-section in its entirety and replacing it with the following:

         "(d)     The right of first offer in this Section 2.4 shall not be
         applicable (i) to the issuance or sale of shares of Common Stock, or options therefor, to employees, consultants and directors of the Company, pursuant to plans or agreements approved by the Board of Directors for the primary purpose of soliciting or retaining their services, (ii) to or after consummation of the sale of securities pursuant to a Qualified Public Offering, (iii) to the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities, (iv) capital stock or warrants or options to purchase capital stock issued as consideration for bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company, (v) to the issuance of securities to financial institutions or lessors in connection with commercial

                                      -2-

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         credit arrangements, equipment financings, commercial property lease transactions or similar transactions approved by the Board of Directors, (vi) upon and subsequent to the closing of a Liquidation Transaction, (vii) to the issuance of additional shares of Series F Preferred Stock pursuant to Section 1.2(c) of the Purchase Agreement or
         (viii) to the issuance of securities pursuant to a Board-approved stock split or stock dividend."

2. Amendment to Co-Sale Agreement. Section 1.4 of the Co-Sale Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         "Section 1.4 Termination of Right of First Refusal and Co-Sale Right. The Investors' Right of First Refusal and Co-Sale Right shall terminate and be of no further force and effect immediately upon:

         (a) the effectiveness of a Qualified Public Offering (as defined in the Investors' Rights Agreement dated as of April 17, 2002 by and between the Company, the Investors and the Founders, as such agreement may be amended, modified or supplemented from time to time, the "Investors' Rights Agreement"); or

         (b) the closing of a Liquidation Transaction (as defined in the Investors' Rights Agreement) of the Company."

3. Amendment to Voting Agreement. Section 1.4 of the Voting Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

         "1.4     Termination of Voting Agreement. The provisions of this
         Agreement shall terminate and be of no further force and effect upon the effective date of a Qualified Public Offering (as defined in the Investors' Right Agreement dated as of April 17, 2002 herewith by and between the Company, the Investors and the Founders, as such agreement may be amended, modified or supplemented from time to time, the "Investors' Rights Agreement") or upon a Liquidation Transaction (as defined in the Investors' Rights Agreement) of the Company."

4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

5. Effect of Amendment. Except as amended as set forth above, the Agreements shall continue in full force and effect.

                            [SIGNATURE PAGES FOLLOW]

                                      -3-

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         IN WITNESS WHEREOF, the parties have executed this Omnibus Amendment to
Investors' Rights Agreement, Right of First Refusal and Co-Sale Agreement and Voting Agreement as of the date first written above.

                                       COMPANY:

                                       REDENVELOPE, INC.

                                       By: _____________________________________

                                       Name: ___________________________________

                                       Title: __________________________________

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                                        PURCHASER:

                                        MOUSSENVELOPE, L.L.C.

                                        By: Moussescapade, L.P., Managing Member

                                        By: Moussescribe, its General Partner

                                        By: ____________________________________
                                            Charles Heilbronn
                                            President

                                        Address: c/o Mousse Partners Limited
                                                 9 West 57th Street
                                                 New York, New York  10019

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                                        WESTON PRESIDIO CAPITAL III, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        WPC ENTREPRENEUR FUND, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        SEQUOIA CAPITAL IX
                                        SEQUOIA CAPITAL ENTREPRENEURS FUND
                                        SEQUOIA CAPITAL IX PRINCIPALS FUND

                                        By: SC IX Management, LLC
                                            A Delaware Limited Liability Company
                                            General Partner of Each

                                        By: ____________________________________
                                            Managing Member

                                        Address:

                                        SEQUOIA CAPITAL FRANCHISE FUND
                                        SEQUOIA CAPITAL FRANCHISE PARTNERS

                                        By: SCFF Management, LLC
                                            A Delaware Limited Liability
                                            Company General Partner of Each

                                        By: ____________________________________
                                            Managing Member

                                        Address:

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                                        ATRIUM VENTURE PARTNERS, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        CAMELOT VENTURES LLC

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        SIPPL MACDONALD VENTURES II, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        SIPPL MACDONALD VENTURES III, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        DIRECT EQUITY PARTNERS, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address: Attn: Claire Gruppo
                                                 Direct Equity Partners
                                                 60 East 42nd Street
                                                 Suite 3810
                                                 New York, NY 10165

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                                        ________________________________________
                                        ROBERT MAY

                                        Address:

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                                        ________________________________________
                                        MARTIN McCLANAN

                                        Address:

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                                        ________________________________________
                                        PETER BALTAXE

                                        Address:

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                                        ________________________________________
                                        DOUGLAS BERTOZZI

                                        Address:

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                                        ________________________________________
                                        ANTHONY P. BRENNER

                                        Address:

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                                        CAPITAL RESEARCH & MANAGEMENT COMPANY,
                                        ON BEHALF OF SMALL CAP WORLD FUND, INC.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        PATRICK CONNOLLY

                                        Address:

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                                        GALLOWAY & CHAPLIN CAPITAL, G.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        JAMIE CHENG

                                        Address:

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                                        DOUGERY VENTURES

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        JOHN R. DOUGERY AND MARILYN R. DOUGERY,
                                        TRUSTEES FOR THE DOUGERY REVOCABLE TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        JOHN R. DOUGERY, TRUSTEE FOR THE JOHN R.
                                        DOUGERY JR. TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        JOHN R. DOUGERY, TRUSTEE FOR THE KATHRYN
                                        ANN DOUGERY TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        JOHN R. DOUGERY, TRUSTEE FOR THE SHELLEY
                                        DOUGERY TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        MARILYN R. DOUGERY, TRUSTEE FOR THE
                                        MARILYN R. DOUGERY SEPARATE PROPERTY
                                        TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        MARILYN R. DOUGERY, TRUSTEE OF THE
                                        ROLAPP TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        CRAIG FOLEY

                                        Address:

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                                        ________________________________________
                                        SEYMOUR F. KAUFMAN

                                        Address:

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                                        ________________________________________
                                        MICHAEL P. LAZARUS

                                        Address:

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                                        THE ADAM AND REBECCA MARKMAN TRUST,
                                        ADAM AND REBECCA MARKMAN AS TTEE U/A/T
                                        DATED 5/12/99

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        DAVID MARKMAN

                                        Address:

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                                        MICHAEL L. MEYER LIVING TRUST

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        WILLIAM D. MICHELINI

                                        Address:

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                                        W. DEXTER PAINE, III AND SUSAN L. PAINE,
                                        TRUSTEES OF PAINE FAMILY TRUST, UDT
                                        DATED 10/13/94, AS AMENDED

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        PHILLIPS-SMITH SPECIALITY RETAIL GROUP
                                        III, L.P.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        PAUL SAGAN

                                        Address:

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                                        SENIORTRAK, INC.

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        JAROM SMITH

                                        Address:

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                                        ________________________________________
                                        MICHAEL STARK

                                        Address:

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                                        ________________________________________
                                        BARRY S. STERNLICHT

                                        Address:

                                        BARRY S. STERNLICHT FAMILY SPRAY TRUST I

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        BARRY S.STERNLICHT FAMILY SPRAY TRUST II

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

                                        BARRY S. STERNLICHT FAMILY SPRAY TRUST
                                        III

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address:

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                                        ________________________________________
                                        WARREN STRUHL

                                        Address:

                                        ________________________________________
                                        HENRY L. WILDER

                                        Address:

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                                        WILLIAM OBERNDORF, TRUSTEE OF THE WILDER
                                        FAMILY FUND DATED APRIL 5, 1999

                                        By: ____________________________________

                                        Name: __________________________________

                                        Title: _________________________________

                                        Address: